UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2017

Armeau Brands, Inc.
(Exact name of registrant as specified in charter)

Nevada	333-191251	99-0375676
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6610 North University Drive #220, Fort Lauderdale, FL	33321
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (954) 722-1300

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K (this “Report”) and unless otherwise indicated, the terms “the Company,” “we,” “us” and “our” refer to Armeau Brands, Inc. All share numbers used in this Report give pro forma effect to a six for one stock split described below.

Item 8.01 Other Events.

On June 12, 2017, the Company entered into a letter of intent (the “LOI”) to acquire all the outstanding limited liability company interests of 271 Lake Davis Holdings, LLC, a Delaware limited liability company d/b/a/ SanSal (“SanSal”).

Founded in 2015, SanSal is a Colorado-based producer of natural rich-hemp products, using strict natural protocols and materials yielding broad spectrum phytocannabinoid rich hemp oils, distillates and isolates. On the SanSal farm in located in the high-altitude foothills of the Rocky Mountains in southwest Colorado, SanSal grows hemp plants rooted in purity. SanSal’s proprietary genetic plants are cultivated from tissue cultures and clones using sustainable farming practices that preserve soil integrity and conserve precious Rocky Mountain water. SanSal uses neither any pesticides nor any non-natural fertilizers. SanSal is committed to natural cultivation and protecting the soil. SanSal believes that it offers superior quality natural-grown whole plant broad spectrum phytocannabinoid hemp oils and extracts in various strengths and formulations, including oils formulated to customer specifications. SanSal is licensed by the Colorado Department of Agriculture to grow industrial hemp pursuant to Federal law on its farm.

Pursuant to the LOI, we intend to acquire all the outstanding limited liability company interests of SanSal in exchange for the issuance to SanSal’s members, pro rata, of 46,800,000 “restricted” shares of our common stock, whereupon the holder the Company’s currently outstanding 45,000,000 shares of “restricted” common stock will contribute those shares to the capital of the Company. The closing of the transaction contemplated by the LOI, is subject to customary terms and conditions, including, but not limited to, completion of due diligence, negotiation and execution of definitive transaction documents between the parties and the delivery of audited and unaudited financial statements of SanSal as required under applicable rules of the Securities and Exchange Commision. In addition, completion of the transaction is subject to approval by our board of directors and FINRA and implementation prior to closing of a six for one forward split of our common stock, and approval of our board of directors, majority shareholder and FINRA, as applicable, of an amendment to the Company’s Articles of Incorporation to (a) change its corporate name to “SanSal Wellness, Inc.” (with a comparable change in its trading symbol); and (b) authorize a class of “blank check” preferred stock.

The above summary of the LOI is qualified in its entirety by reference to the copy of the LOI attached to this Report as Exhibit 10.12 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Letter of Intent dated June 12, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2017	ARMEAU BRANDS, INC.

	By:	/s/ Jaitegh Singh
Jaitegh Singh, Chief Executive Officer and
Chief Financial Officer